Exhibit 32


        CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
            (UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)
                   ACCOMPANYING ANNUAL REPORT ON FORM 10-K OF
         CENTERLINE HOLDING COMPANY FOR THE YEAR ENDED DECEMBER 31, 2007


In connection with the Annual Report of Centerline Holding Company (the "Company") on Form 10-K for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marc D. Schnitzer, Chief Executive Officer of the Company and I, Robert L. Levy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:


       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our Company.


By:  /s/ Marc D. Schnitzer                  By: /s/ Robert L. Levy
     ---------------------                      ------------------
     Marc D. Schnitzer                          Robert L. Levy
     Chief Executive Officer                    Chief Financial Officer
     (Principal Executive Officer)              (Principal Financial Officer and
                                                Principal Accounting Officer)
     March 5, 2008                              March 5, 2008


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.